Exhibit 99.2


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                                             Pennsylvania Commerce Bancorp, Inc.
                                             Selected Consolidated Financial Data
                                                         (Unaudited)


                                                         At or for the                                At or for the
                                                      Three Months Ended                            Six Months Ended
                                                            June 30,                                    June 30,
                                               ------------------------------------       ------------------------------------
                                                                              %                                          %
( in  thousands,  except  per  share  amounts)    2004         2003        Change            2004       2003          Change
                                               -----------  ------------  ---------       ---------  ---------    ------------
Income Statement Data:

  Net interest income                            $ 11,641       $ 8,195        42 %         $ 22,609   $ 15,799          43  %
  Provision for loan losses                           675           525        29 %            1,250        850          47  %
  Noninterest income                                2,716         2,216        23 %            5,302      4,407          20  %
  Noninterest operating expenses                   10,449         7,427        41 %           20,566     14,455          42  %
  Net income                                        2,181         1,658   +    32 %            4,109      3,306      +   24  %


Per Common Share Data:

  Net  income:  Basic                              $ 0.93        $ 0.73        27 %           $ 1.76     $ 1.46          21  %
  Net  income:  Diluted                              0.86          0.68   +    26 %             1.62       1.36      +   19  %

  Book Value                                                                                 $ 21.51    $ 20.26      +    6  %

  Weighted average shares outstanding:
      Basic                                         2,313         2,246                        2,308      2,238
      Diluted                                       2,522         2,423                        2,517      2,409


Balance Sheet Data:

  Total assets                                                                            $1,184,870   $845,297      +   40  %
  Loans (net)                                                                                588,398    401,073          47  %
  Allowance for loan losses                                                                    7,019      5,667          24  %
  Investment Securities                                                                      503,742    340,557          48  %
                                                                                           ---------  ---------
  Total deposits                                                                             978,258    782,733          25  %
                                                                                           ---------  ---------
  Core deposits                                                                              921,843    731,485          26  %
                                                                                           ---------  ---------
  Jr. Subordinated Debt                                                                       13,600          0
  Trust capital securities                                                                          0     13,000
  Stockholders' equity                                                                        51,006     46,762      +    9  %



Capital:

  Stockholders' equity to total assets                                                          4.30 %     5.53   %
  Leverage Ratio                                                                                5.80       6.98
  Risk based capital ratios:
  Tier 1                                                                                        8.72      10.80
  Total Capital                                                                                 9.63      11.85



Performance Ratios:

  Cost of funds                                      1.19 %        1.54   %                     1.19 %     1.64   %
  Deposit Cost of Funds                              0.91          1.36                         0.92       1.46
  Net interest margin                                4.35          4.29                         4.38       4.22
  Return on average assets                           0.76          0.80                         0.74       0.81
  Return on average total stockholders' equity      17.14         14.48                        15.99      14.83


Asset Quality:

  Net charge-offs to average loans outstanding                                                  0.04 %     0.08   %

  Nonperforming  loans  to  total  period-end  loans                                            0.14       0.43

  Nonperforming  assets  to  total  period-end  assets                                          0.11       0.24

  Allowance  for  loan  losses  to  total  period-end  loans                                    1.18       1.39

  Allowance  for  loan  losses  to  nonperforming  loans                                         855 %      325   %



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